EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 1999 relating to the financial statements which appear in Hollywood Entertainment Corporation's Annual Report on Form 10-K for the year end December 31, 1998.

PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Portland, Oregon
September 9, 1999